Exhibit 10.49

December 17, 2018
AMENDMENT TO
EXECUTIVE EMPLOYMENT AGREEMENT
This amendment (this “Amendment”) to the Executive Employment Agreement dated July 23, 2016 as amended on January 31, 2017 and effective as of January 31, 2017 (the “Employment Agreement"), between Canadian Pacific Railway Company (the “Company”) and Keith Creel (the “Executive”), is dated and effective as of January 1, 2019.
WHEREAS, the Company and the Executive wish to amend the Employment Agreement as provided herein.
NOW, THEREFORE, in consideration of the mutual agreements and understandings set forth herein, the parties hereby agree as follows:

1.	Capitalized Terms. Except as defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Employment Agreement.

2.	Salary. Section 2(a) of the Employment Agreement is hereby amended to delete: “$1,125,000.” and replace it with “$1,158,750.

3.
Short Term Incentive Plan. Section 2(c) of the Employment Agreement is hereby amended to delete the reference to “…a target level of not less than 120% of Annual Salary...” and replace it with “…a target level of not less than 125% of Annual Salary...”.

4.	Long Term Incentive Plan. Section 2(d) of the Employment Agreement is hereby deleted and replaced with the following:
“The Executive shall be eligible to participate in the Company's LTIP program, as it may be amended from time to time (including without limitation the Board's discretion to alter the ratio of PSUs to options granted under such program), having a grant value (as determined pursuant to Company equity grant practices) of not less than 600% of Annual Salary commencing with the 2019 annual grant. Notwithstanding the foregoing, the Company and the Executive agree that the grant value for 2019, 2020 and 2021 will be not less than 500% of Annual Salary. It is acknowledged and agreed that during each of 2019. 2020 and 2021 the Executive is eligible to accrue the equivalent of 100% of Annual Salary as part of the grant of Performance Options under Section 2(b) above.”

5.	Continuing Effect of Employment Agreement. Except as expressly modified hereby, the provisions of the Employment Agreement are and shall remain in full force and effect.

6.	Governing Law. This amendment shall in all respects be subject to, and governed by, the laws of the Province of Alberta without giving effect to its conflict of laws principles.

7.	Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.
IN WITNESS WHEREOF, the Company and the Executive have executed and delivered this Amendment as of the date first written above.

CANADIAN PACIFIC RAILWAY COMPANY

Per:    /s/ Andrew F. Reardon
Name: Andrew F. Reardon
Title: Chair, Board of Directors

By:    /s/ Isabelle Courville
Name: Isabelle Courville
Title: Director and Chair, MRCC

/s/ N. Hasham	/s/ Keith Creel
Witness	Keith Creel

N. Hasham
Witness Name